For details contact:
Larry Thede
Phone (720)283-2450
E-mail: ir@udrt.com
www.udrt.com
     PRESS RELEASE
F o r  I m m e d i a t e  R e l e a s e
UNITED DOMINION REALTY TRUST, INC. ANNOUNCES
SECOND QUARTER 2006 RESULTS
RICHMOND, VA. (July 31, 2006) United Dominion Realty Trust, Inc. (NYSE: UDR) today reported Funds From Operations (“FFO”) of $63.1 million for the quarter ended June 30, 2006, compared to FFO of $59.4 million for the same period a year ago. The results produced FFO of $0.43 per share (diluted), a 7.5% increase from FFO of $0.40 per share (diluted), for the same period a year ago.
“We continued to see excellent apartment market fundamentals in the second quarter, producing higher rents and sustained high occupancy, demonstrating the pricing power we have across the vast majority of our markets,” stated Thomas W. Toomey, President and Chief Executive Officer. “Our same store revenue growth of 6.1% combined with expense growth of just 2.9% produced year over year same store net operating income growth of 8.0%, the highest level in over six years. In addition to outstanding same store performance, I am proud of the execution in all of our lines of business. Our active development and redevelopment projects total 5,727 homes with a planned investment of $536 million and our future development pipeline represents additional potential investment of $610 million in 3,339 homes. Our strategy is squarely focused on value creation and we are steadfast in our mission to maximize the value of our real estate.”
Second Quarter Highlights
•	Recorded total income per occupied home of $878 per month, the highest level in the Company’s 35-year history.

•	Achieved same store occupancy of 94.9%, up from 94.5% in the second quarter of 2005.

•	Acquired four apartment communities with 1,286 homes for $219 million.

•	Sold seven apartment communities with 1,903 homes for $89 million, realizing a gain of $26 million.

•	Executed $160 million in sales contracts, representing 3,353 homes, expected to close in the third quarter.

•	Sold 119 condominium homes for $21.5 million, realizing an after-tax gain of $6.5 million.

•	Completed 1,872 kitchen and bath rehabs, representing an investment of $18.3 million.

•	Issued $125 million of medium term notes due 2013 with a coupon of 6.05%.

Portfolio Operating Performance and Same Community Results — Second Quarter 2006 vs. Second Quarter 2005

					Total Same
	Revenue	Expense		% of Total	Community
Region	Growth	Growth	NOI Growth	Portfolio(a)	Homes

Western	6.8%	3.8%	8.2%	29%	13,392
Mid-Atlantic	4.8%	1.4%	6.5%	29%	16,974
Southeastern	8.3%	5.8%	10.0%	22%	15,641
Southwestern	5.1%	0.6%	8.7%	17%	14,007
Midwestern	3.2%	1.7%	4.3%	3%	2,974
Total	6.1%	2.9%	8.0%	100%	62,988

(a)	Based on YTD 2006 NOI
During the second quarter, 62,988 apartment homes, or 84% of total apartment homes, were classified as same community. The Company defines same community as all multifamily communities owned and stabilized for at least one year as of the beginning of the most recent quarter.
Same Community Results, Quarter/Quarter
($ in thousands, except rents & fees and total income per occupied home)

	2nd Qtr ’06	2nd Qtr ’05	% Change
Rent and other income	$161,143	$152,235	5.9%
Concessions	2,804	3,155	-11.1
Bad debt	843	702	20.1
Total income	157,496	148,378	6.1
Expenses	56,417	54,822	2.9
Net operating income	101,079	93,556	8.0

Rents & fees per occupied home	$841	$799	5.3
Total income per occupied home	$878	$831	5.7
Avg. physical occupancy	94.9%	94.5%	40 b	ps
Operating margin	64.2%	63.1%	110 b	ps
Resident credit loss, % of effective rent	0.5%	0.5%	0 b	ps
Comparing second quarter 2006 to second quarter 2005 on a same community basis, 89% of the portfolio generated positive revenue growth and 80% of the portfolio generated positive NOI growth.

Same Community Results, Quarter/Sequential Quarter
($ in thousands, except rents & fees and total income per occupied home)

	2nd Qtr ‘06	1st Qtr ’06	% Change
Rent and other income	$161,143	$158,572	1.6%
Concessions	2,804	2,623	6.9
Bad debt	843	302	179.0
Total income	157,496	155,647	1.2
Expenses	56,417	58,432	-3.4
Net operating income	101,079	97,215	4.0

Rents & fees per occupied home	$841	$831	1.2
Total income per occupied home	$878	$868	1.2
Avg. physical occupancy	94.9%	94.9%	0 b	ps
Operating margin	64.2%	62.5%	170 b	ps
Resident credit loss, % of effective rent	0.5%	0.2%	30 b	ps
Comparing second quarter 2006 to first quarter 2006 on a same community basis, 71% of the portfolio generated positive revenue growth and 72% of the portfolio generated positive NOI growth.
Development Activity Expands
The Company continues to accelerate building its development and redevelopment pipeline. Since the end of the first quarter, the Company has added 879 homes and committed an additional $226 million to the pipeline.
In the second quarter, the Company closed a joint venture agreement for the development of 298 apartment homes in Marina del Rey, California with a budget of $134 million.
In July, the Company closed on a joint venture to develop a site in Bellevue, Washington. The Company owns 49% of the $135 million project which involves building a 400 home high rise apartment building with ground floor retail. Also this month, the Company closed on a 23 acre site in northwest Houston for the development of a 320 home community. In addition, the Company has a 250 home development site under contract in Glendale, California and another 22 acre site under contract in northwest Houston.
During the second quarter, the Company completed 100 homes in its redevelopment program and added 158 homes to the pipeline, bringing the total number of homes in the pipeline to 3,101. Additionally, the Company completed 1,872 kitchen and bath modernizations in the second quarter. Of these, 1,692 were in its same community pool.
The Company sold 119 condominiums in the second quarter for an after-tax gain of $6.5 million.

Apartment Community Acquisitions Increase Presence in Growth Markets
During the second quarter, the Company acquired four apartment communities with 1,286 apartment homes for a total purchase price of $219 million, averaging $170,300 per home.
•	The Company acquired two communities within close proximity in San Ramon, California. One was purchased for $56.3 million. The community includes 250 homes of 1, 2, and 3 bedroom floor plans, averaging 942 square feet, with average monthly collections of $1,516 per home. Construction was completed in late 2005 and is currently 94% leased. The Company will consider this property for future condominium conversion.

•	The other San Ramon community was purchased for $90.0 million and includes 400 homes. The property includes a mixture of 1, 2, and 3 bedroom floor plans, averaging 953 square feet, with average monthly collections of $1,498. This property was completed in the second quarter of 2006 and is in lease-up, currently 74% leased. Stabilization is expected in first quarter, 2007.

•	The Company acquired a 250 home community located in San Diego, California for $51.8 million. The community consists of 1 and 2 bedroom floor plans, averaging 765 square feet per home. The average monthly collections are $1,268 per home. It was completed in 1986 and has undergone modest interior renovations. The Company will continue to upgrade the property with additional improvements, including new kitchens and baths. The community has recently been approved for a tentative condominium map, making it a future condominium conversion candidate.

•	The Company purchased an apartment community in Nashville, Tennessee, for $21.0 million. The community includes 386 homes averaging 704 square feet with average monthly collections of $624 per home. This property was completed in two phases in 1987 and 1990, with exterior renovations completed in 2005. The Company will consider upgrading the homes with new kitchens and baths.
Dispositions Accelerate
During the second quarter, the Company sold seven apartment communities with 1,903 homes for $89 million.
•	The Company sold a portfolio of six properties consisting of 1,711 homes in submarkets of Dallas and Fort Worth, Texas for $74.5 million. The sale produced a gain of $17.9 million.

•	The Company also sold a 192 home community in Mesa, Arizona for $14.6 million and a gain of $8.1 million.
In addition to sales that closed in the second quarter, 3,353 homes located in the Carolinas, Tennessee and Colorado are under contract for $160 million and are expected to close in the third quarter.

“These sales are at outstanding prices and represent the Company’s ability to capture value created by the demand for institutional-quality apartments in job growth markets,” stated W. Mark Wallis, Senior Vice President. “We continually evaluate our portfolio and sell selected communities as we execute our strategy of value creation.”
Management Additions, Leadership Positions
The Company announced several significant additions to the management team in the second quarter. Mike Ernst was named Executive Vice President, Treasurer and Chief Financial Officer. He brings 20 years of experience in financial management and leadership in capital markets activity to the Company. Also, Mark Culwell and Doug Walker joined the Company as Senior Vice Presidents in the Development Group. They are both seasoned leaders with extensive knowledge and experience in real estate development and redevelopment. The Company has intensified its focus in these areas and these additions confirm the commitment to growing this important aspect of the business.
In May, Cheryl Pucci, Vice President, Operations, was installed as President of the Texas Apartment Association. She has been active in the Texas and National Apartment Associations for the past twelve years and currently serves as a Texas delegate to the National Apartment Association, representing the industry on legislative issues. Cheryl joins Kathy Ratchford, District Manager and Assistant Vice President, who also serves in an industry leadership position as President of the Florida Apartment Association.
Earnings Guidance
The Company believes that financial results for 2006 will be affected by international, national and regional economic trends and events, the acquisition and/or disposition of apartment communities, portfolio repositioning, financing activities, and other factors. The Company’s guidance for third quarter 2006 FFO is $0.40 to $0.42 per share (diluted) and $1.65 to $1.73 per share (diluted) for the full year 2006. All guidance is based on the current expectations and judgment of the Company’s management team.
A reconciliation of the range provided for projected 2006 FFO per share for the full year to Earnings Per Share (“EPS”) for the full year is as follows:

	2006

Funds From Operations (a)	$1.73	$1.65
Conversion to GAAP Share Count (b)	0.16	0.15
Minority Interest of OP Unit Holders (b)	(0.03)	(0.05)
Depreciation (c)	(1.70)	(1.65)
Gains (c)	0.50	0.70
Preferred Dividends	(0.09)	(0.09)

Expected Earnings Per Share	$0.57	$0.71

(a)	The National Association of Real Estate Investment Trusts (“NAREIT”) defines funds from operations (“FFO”) (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States (GAAP)), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is helpful to investors as a supplemental measure of the operating performance of a real estate company because it provides investors an understanding of the ability of the Company to incur and service debt and to make capital expenditures. FFO in and of itself does not represent net income or net cash flows from operating activities in accordance with GAAP. Therefore, FFO should not be exclusively considered as an alternative to net income or to net cash flows from operating activities as determined by GAAP or as a measure of liquidity.

(b)	Operating Partnership units are not considered to be common stock equivalents for GAAP purposes.

(c)	Due to the uncertain timing and extent of property dispositions and acquisitions, actual results could differ materially from expected EPS.
Supplemental Information
The Company offers Supplemental Information that provides information regarding the financial position and operating results of the Company. This Supplemental Information is available on the Company’s website at:
http://www.udrt.com/resources/files/Investor_Relations/2Q2006.pdf
Conference Call Information
Date:     August 1, 2006
Time:    1:00 p.m. Eastern Time
To Participate in the Telephone Conference Call:
Domestic: 800-218-0713
International: 303-262-2050
If you have any questions, please contact:
Gloria Price: 720-283-6132
E-mail: gprice@udrt.com
Conference Call Playback:
Domestic: 800-405-2236
International: 303-590-3000
Passcode: 11064137 and then press the pound sign
The playback can be accessed through August 8, 2006
Webcast:
The conference call will also be available on UDR’s website at http://www.udrt.com and at http://www.ccbn.com. To listen to a live broadcast, go to one of these sites at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will also be available for 90 days on UDR’s website and also on CCBN’s website.
About United Dominion Realty Trust, Inc.
United Dominion is the fourth largest apartment REIT, owning and operating apartment communities nationwide. The Company has raised the dividend each of the last 30 years. United Dominion is included in the S&P MidCap 400 Index. At June 30, 2006, the Company owned 74,753 apartment homes and had 1,357 homes under development. Additional information about United Dominion may be found on its Web site at http://www.udrt.com.
Statements contained in this press release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. You can

identify these forward-looking statements by the Company’s use of words such as, “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” and similar expressions that do not relate to historical matters. Such forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of competition and competitive pricing, acquisitions or new developments not achieving anticipated results, delays in completing developments and lease-ups on schedule, difficulties in selling existing apartment communities, and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof. The Company assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Attachment 1
UNITED DOMINION REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In thousands, except per share amounts	2006	2005	2006	2005

Rental income	$174,257	$157,391	$344,814	$309,785

Rental expenses:
Real estate taxes and insurance	20,294	18,103	42,756	36,546
Personnel	17,477	15,867	33,994	31,073
Utilities	9,396	8,679	20,162	17,845
Repair and maintenance	9,707	9,719	19,542	19,152
Administrative and marketing	5,483	5,368	10,670	10,691
Property management	5,093	4,844	10,084	9,657
Other operating expenses	301	290	599	580

	67,751	62,870	137,807	125,544

Non-property income:
Sale of technology investment	—	—	—	12,306
Other income	724	39	1,902	657

	724	39	1,902	12,963

Other expenses:
Real estate depreciation and amortization	58,017	48,430	113,719	95,511
Interest	46,093	38,834	90,195	77,406
General and administrative	6,837	4,909	13,601	11,908
Loss on early debt retirement	—	18	—	6,662
Other depreciation and amortization	732	659	1,426	1,303

	111,679	92,850	218,941	192,790

(Loss)/income before minority interests and discontinued operations	(4,449)	1,710	(10,032)	4,414
Minority interests of outside partnerships	(38)	(54)	(54)	(112)
Minority interests of unitholders in operating partnerships	508	118	1,085	187

(Loss)/income before discontinued operations, net of minority interests	(3,979)	1,774	(9,001)	4,489

Income from discontinued operations, net of minority interests (A)	36,163	50,667	53,194	62,894

Net income	32,184	52,441	44,193	67,383
Distributions to preferred stockholders — Series B	(2,911)	(2,911)	(5,822)	(5,822)
Distributions to preferred stockholders — Series E (Convertible)	(931)	(931)	(1,863)	(1,863)

Net income available to common stockholders	$28,342	$48,599	$36,508	$59,698

Earnings per weighted average common share — basic and diluted:
Loss from continuing operations available to common stockholders, net of minority interests	($0.06)	($0.01)	($0.13)	($0.02)
Income from discontinued operations, net of minority interests	$0.27	$0.37	$0.40	$0.46
Net income available to common stockholders	$0.21	$0.36	$0.27	$0.44

Common distributions declared per share	$0.3125	$0.3000	$0.6250	$0.6000

Weighted average number of common shares outstanding — basic	133,676	136,150	133,634	136,108
Weighted average number of common shares outstanding — diluted	133,676	136,150	133,634	136,108

(A)	Discontinued operations represents all properties sold since January 1, 2002 and properties that are currently classified as held for disposition at June 30, 2006. Gains on sales are included in discontinued operations.

Attachment 2
UNITED DOMINION REALTY TRUST, INC.
FUNDS FROM OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In thousands, except per share amounts	2006	2005	2006	2005

Net income	$32,184	$52,441	$44,193	$67,383

Adjustments:
Distributions to preferred stockholders	(3,842)	(3,842)	(7,685)	(7,685)
Real estate depreciation and amortization	58,017	48,430	113,719	95,511
Minority interests of unitholders in operating partnerships	(508)	(118)	(1,085)	(187)
Real estate depreciation related to unconsolidated entities	—	74	—	136

Discontinued Operations:
Real estate depreciation	972	3,273	3,995	7,911
Minority interests	2,353	3,148	3,462	3,908
Net gains on the sale of depreciable property	(33,482)	(46,781)	(48,828)	(53,804)
Net incremental gains on the sale of condominium homes	6,478	1,865	14,995	2,324
Gains on the disposition of real estate developed for sale	—	—	9	—

Funds from operations (“FFO”) — basic	$62,172	$58,490	$122,775	$115,497

Distribution to preferred stockholders — Series E (Convertible)	931	931	1,863	1,863

Funds from operations — diluted	$63,103	$59,421	$124,638	$117,360

Weighted average number of common shares and OP Units outstanding — basic	142,418	144,657	142,382	144,621
Weighted average number of common shares, OP Units, and common stock equivalents outstanding — diluted	147,940	150,153	147,874	150,170

FFO per common share — basic	$0.44	$0.40	$0.86	$0.80

FFO per common share — diluted	$0.43	$0.40	$0.84	$0.78

FFO is defined as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust’s definition issued in April 2002. United Dominion considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of United Dominion’s activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.
Net incremental gains on the sale of condominium homes and the gains on the disposition of real estate developed for sale are defined as net sales proceeds less a tax provision (based on our annual estimated tax liability which could differ from amounts recorded per GAAP) and the gross investment basis of the asset before accumulated depreciation. We consider FFO with the net incremental gains on the sale of condominium homes to be a meaningful supplemental measure of performance because the short-term use of funds produce a profit which differs from the traditional long-term investment in real estate for REITs.

Attachment 3
UNITED DOMINION REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
In thousands, except share and per share amounts	2006	2005

ASSETS

Real estate owned:
Real estate held for investment	$5,372,252	$5,047,128
Less: accumulated depreciation	(1,137,740)	(1,031,586)

	4,234,512	4,015,542
Real estate under development (net of accumulated depreciation of $1,329 and $140)	202,972	121,131
Real estate held for disposition (net of accumulated depreciation of $68,936 and $92,103)	170,452	251,922

Total real estate owned, net of accumulated depreciation	4,607,936	4,388,595
Cash and cash equivalents	6,290	15,543
Restricted cash	5,012	4,583
Deferred financing costs, net	30,721	31,036
Notes receivable	13,960	64,805
Other assets	48,420	33,764
Other assets — real estate held for disposition	6,493	3,267

Total assets	$4,718,832	$4,541,593

LIABILITIES AND STOCKHOLDERS’ EQUITY

Secured debt	$1,167,748	$1,116,259
Unsecured debt	2,234,118	2,043,518
Real estate taxes payable	25,023	22,670
Accrued interest payable	27,665	26,672
Security deposits and prepaid rent	25,502	24,668
Distributions payable	47,167	45,313
Accounts payable, accrued expenses, and other liabilities	44,268	53,470
Other liabilities — real estate held for disposition	2,205	17,480

Total liabilities	3,573,696	3,350,050

Minority interests	79,806	83,819

Stockholders’ equity
Preferred stock, no par value; 50,000,000 shares authorized
5,416,009 shares of 8.60% Series B Cumulative Redeemable issued and outstanding (5,416,009 shares in 2005)	135,400	135,400
2,803,812 shares of 8.00% Series E Cumulative Convertible issued and outstanding (2,803,812 shares in 2005)	46,571	46,571
Common stock, $0.01 par value; 250,000,000 shares authorized
134,569,843 shares issued and outstanding (134,012,053 shares in 2005)	1,346	1,340
Additional paid-in capital	1,685,367	1,680,115
Distributions in excess of net income	(803,354)	(755,702)

Total stockholders’ equity	1,065,330	1,107,724

Total liabilities and stockholders’ equity	$4,718,832	$4,541,593